M-Wave, Inc. Receives Anticipated Notice of Non-Compliance From NASDAQ

FRANKLIN PARK, IL -- 01/11/2008 -- M-Wave, Inc. (NASDAQ: MWAV), a provider of international electronic procurement services and a virtual manufacturer of customer-specified electronic components, assemblies and consumer products, announced today that, as anticipated, the Company received a notice of non-compliance from the staff of The NASDAQ Stock Market LLC ("Staff") based upon the Company's failure to solicit proxies and hold its 2006 annual meeting of stockholders prior to December 31, 2007, as required by NASDAQ Marketplace Rules 4350(g) and 4350(e), respectively.

In connection with the Company's previously-announced merger with Blue Sun Biodiesel, LLC/SunFuels ("Blue Sun"), the Company has filed a Joint Proxy Statement/Prospectus on Form S-4 with the Securities and Exchange Commission for an annual meeting of the Company's stockholders at which the proposed merger with Blue Sun will be considered. The Company estimates the mailing of its proxy statement to stockholders will be completed shortly after the SEC issues effectiveness in regards to the Company's S-4 registration statement, of which the Company has filed six amendments between July 2007 and January 2008. Its annual meeting of stockholders is expected to be held within two to three weeks thereafter.

The Company intends to request a hearing before a NASDAQ Listing Qualifications Panel to present its plan for demonstrating compliance with all applicable listing requirements. The Company's securities will remain listed on The NASDAQ Capital Market pending the outcome of the hearing. In the event the Company is able to solicit proxies and hold the annual meeting prior to the hearing date, NASDAQ may determine to cancel the hearing.

The Company expects to report further news as it becomes available.

About M-Wave, Inc.

M-Wave provides supply chain services and sources printed circuit boards, custom electronic components, extrusions assemblies and non-electronic products from Southeast Asia. The parts and components sourced are utilized in a wide range of commercial and industrial electronics, and other consumer products. M-Wave additionally offers domestic and international supply chain services and estimated annual usage-driven stocking programs for its second and third-tier customers.

About Blue Sun Biodiesel/SunFuels LLC

Blue Sun Biodiesel, LLC is a Colorado limited liability company that was formed by SunFuels to continue the fuel distribution, research and development, grain production, biodiesel production, and meal and oil marketing efforts begun by SunFuels. Blue Sun Biodiesel has been conducting the biodiesel research, marketing and distributing operations previously conducted by SunFuels. In addition to its research efforts, Blue Sun Biodiesel has been actively engaged in marketing and distributing biodiesel throughout the seven-state Rocky Mountain region and beyond. Blue Sun Biodiesel was formed on November 25, 2003.

Certain matters discussed in this news release, including without limitation completion of the asset sale and SunFuels merger and any expected benefits of the SunFuels merger, constitute forward-looking statements within the meaning of the federal securities laws. Completion of the asset sale and SunFuels merger is subject to conditions and there can be no assurance those conditions can be satisfied or that the transactions described in this press release will be completed. In addition, actual results and the timing of certain events could differ materially from those projected in or contemplated by forward-looking statements due to a number of factors, including but not limited to, the risk factors and other disclosures contained in M-Wave, Inc.'s annual reports on Form 10-KSB for the period ended December 31, 2006, its report on Form 10-QSB for the period ended September 30, 2007, and the other disclosures contained in documents filed by the Company with the Securities and Exchange Commission.

Additional Information

M-Wave's website is located at www.mwav.com.

Contact:
M-Wave, Inc.
Jim Mayer
Interim CEO
Jeff Figlewicz
CFO
(630) 562-5550 extension 4751